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Exhibit 4.1




                          SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between STRATEGIC SOLUTIONS GROUP, INC. (formerly known as Pacific Animated Imaging Corp.), a Delaware corporation, with headquarters located at 1598 Whitehall Road Suite E, Annapolis, MD 21401 (the "Company"), and the undersigned (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or Section 4(2) of the 1933 Act; and

         WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, 10% Convertible Debentures (the "Debentures"), of the Company which will be convertible into shares of Common Stock, $0.0001 par value per share of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock (the "Warrant Shares"), and subject to acceptance of this Agreement by the Company;

         NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.       AGREEMENT TO PURCHASE; PURCHASE PRICE.

          a. Purchase; Certain Definitions. (i) The undersigned hereby agrees to purchase from the Company, the Debentures of the Company, in the principal amount set forth on the signature page of this Agreement (the "Debentures"), out of a total offering of $500,000 in Debentures, and having the terms and conditions and being in the form attached hereto as Annex I. The purchase price for the Debentures shall be set forth on the signature page hereto and shall be payable in United States Dollars.

          (ii) As used herein, the term "Securities" means the Debentures, the Warrants and the Common Stock issuable upon conversion of the Debentures or as interest on the Debentures or the exercise of the Warrants.

          b. Form of Payment. The Buyer shall pay the purchase price for the relevant Debentures by delivering immediately available good funds in United States

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Dollars to the escrow agent (the "Escrow Agent")  identified in the Joint Escrow
Agent Instructions attached hereto as Annex II (the "Joint Escrow Instructions") as set forth below. Promptly following payment by the Buyer to the Escrow Agent of the purchase price of the relevant Debentures, the Company shall deliver the relevant Debentures duly executed on behalf of the Company to the Escrow Agent. By signing this Agreement, the Buyer and the Company, and subject to acceptance by the Escrow Agent, each agrees to all of the terms and conditions of, and becomes party to, the Joint Escrow Instructions, all of th provisions of which are incorporated herein by this reference as if set forth in full.

          c. Method of Payment. Payment into escrow of the purchase price of the Debentures shall be made by wire transfer of funds to:

               [BANK]    N/A

               ABA#
               For credit to the account of
               Account No:

Not later than 3:00 p.m., New York time, on the Closing Date, the Buyer shall deposit with the Escrow Agent the aggregate purchase price for the Debentures, in immediately available funds. Time is of the essence with respect to such payment, and failure to the Buyer to make such payment, shall allow this Company to cancel this Agreement and to seek any other remedy available to Company at law or equity.

          d. Escrow Property. The purchase price of the Debentures delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."

          2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

          THE BUYER REPRESENTS AND WARRANTS TO, AND COVENANTS AND AGREES WITH, THE COMPANY AS FOLLOWS:

          A. PURCHASE FOR INVESTMENT ONLY. WITHOUT LIMITING BUYER'S RIGHT TO SELL THE COMMON STOCK PURSUANT TO THE REGISTRATION STATEMENT (AS THAT TERM IS DEFINED IN THE REGISTRATION RIGHTS AGREEMENT DEFINED BELOW), THE BUYER IS PURCHASING THE DEBENTURES AND WILL BE ACQUIRING THE SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE DEBENTURES OR S INTEREST THEREON (THE "CONVERTED SHARES") AND THE WARRANT SHARES FOR ITS OWN ACCOUNT FOR INVESTMENT ONLY AND NOT WITH A VIEW TOWARDS THE PUBLIC SALE OR DISTRIBUTION THEROF AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF.

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                  B.     ACCREDITED INVESTOR STATUS. THE BUYER IS (I) AN
"ACCREDITED INVESTOR" AS THAT TERM IS DEFINED IN RULE 501 OF THE GENERAL RULES AND REGULATIONS UNDER THE 1933 ACT BY REASON OF RULE 501(A)(3), AND (II) EXPERIENCED IN MAKING INVESTMENTS OF THE KIND DESCRIBED IN THIS AGREEMENT AND THE RELATED DOCUMENTS, (III) ABLE, BY REASON OF THE BUSINESS AND FINANCIAL EXPERIENCE OF ITS OFFICERS (IF AN ENTITY) AND PROFESSIONAL ADVISORS (WHO ARE NOT AFFILIATED WITH OR COMPENSATED IN ANY WAY BY THE COMPANY OR ANY OF ITS AFFILIATES OR SELLING AGENTS), TO PROTECT ITS OWN INTERESTS IN CONNECTION WITH THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT, AND THE RELATED DOCUMENTS, AND
(IV) ABLE TO AFFORD THE ENTIRE LOSS OF ITS INVESTMENT IN THE SECURITIES.

                  C. SUBSEQUENT OFFER REQUIREMENTS. ALL SUBSEQUENT OFFERS AND SALES OF THE DEBENTURES AND COMMON STOCK REPRESENTING THE CONVERTED SHARES OR WARRANT SHARES (SUCH COMMON STOCK SOMETIMES REFERRED TO AS THE "SHARES") BY THE BUYER SHALL BE MADE PURSUANT TO REGISTRATION OF THE SHARES UNDER THE 1933 ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION.

                  D. ACKNOWLEDGEMENT OF BUYER. THE BUYER UNDERSTANDS THAT THE DEBENTURES ARE BEING OFFERED AND SOLD, AND THE SHARES ARE BEING OFFERED, TO IT IN RELIANCE ON SPECIFIC EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF UNITED STATES FEDERAL AND STATE SECURITIES LAWS AND THAT THE COMPANY IS RELYING UPON THE TRUTH AND ACCURACY OF, AND THE BUYER'S COMPLIANCE WITH, THE REPRESENTATIONS, WARRANTIES, AGREEMENTS, ACKNOWLEDGMENTS AND UNDERSTANDINGS OF THE BUYER SET FORTH HEREIN IN ORDER TO DETERMINE THE AVAILABILITY OF SUCH EXEMPTIONS AND THE ELIGIBILITY OF THE BUYER TO ACQUIRE THE DEBENTURES AND TO RECEIVE AN OFFER OF THE SHARES.

                  E. FULL DISCLOSURE. THE BUYER AND ITS ADVISORS, IF ANY, HAVE BEEN FURNISHED WITH ALL MATERIALS RELATING TO THE BUSINESS, FINANCES AND OPERATIONS OF THE COMPANY AND MATERIALS RELATING TO THE OFFER AND SALE OF THE DEBENTURES AND THE OFFER OF THE SHARES WHICH HAVE BEEN REQUESTED BY THE BUYER. THE BUYER AND ITS ADVISORS, IF ANY, HAVE BEEN AFFORDED THE OPPORTUNITY TO ASK QUESTIONS OF THE COMPANY AND HAVE RECEIVED COMPLETE AND SATISFACTORY ANSWERS TO ANY SUCH INQUIRIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE BUYER HAS ALSO HAD THE OPPORTUNITY TO OBTAIN AND TO REVIEW THE COMPANY'S (1) ANNUAL REPORT ON FORM 10-K FOR THE

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FISCAL YEAR ENDED DECEMBER 31, 1998, (2) QUARTERLY REPORT ON FORM 10-Q FOR THE
FISCAL QUARTERS ENDED MARCH 31, 1999, JUNE 30, 1999, AND SEPTEMBER 30, 1999 AND
(3) PROXY MATERIALS REGARDING THE 1999 ANNUAL MEETING OF STOCKHOLDERS.

                  F. RISK FACTORS. THE BUYER UNDERSTANDS THAT THE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. BUYER HAS CAREFULLY CONSIDERED THE RISKS AND SPECULATIVE FACTORS AFFECTING THE BUSINESS OF THE COMPANY PRIOR TO MAKING ANY INVESTMENT.

                  G. NO ENDORSEMENTS. THE BUYER UNDERSTANDS THAT NO UNITED STATES FEDERAL OR STATE AGENCY OR ANY OTHER GOVERNMENT OR GOVERNMENTAL AGENCY HAS PASSED ON OR MADE ANY RECOMMENDATION OR ENDORSEMENT OF THE SECURITIES.

                  H. BINDING EFFECT. THIS AGREEMENT HAS BEEN DULY AND VALIDLY AUTHORIZED, EXECUTED AND DELIVERED ON BEHALF OF THE BUYER AND IS A VALID AND BINDING AGREEMENT OF THE BUYER ENFORCEABLE IN ACCORDANCE WITH ITS TERMS, SUBJECT AS TO ENFORCEABILITY TO GENERAL PRINCIPLES OF EQUITY AND TO BANKRUPTCY, INSOLVENCY, MORATORIUM AND OTHER SIMILAR LAWS AFFECTING THE ENFORCEMENT OF CREDITORS' RIGHTS GENERALLY.

                  I. SHORT SALES PROHIBITED. FOR AS LONG AS THE INITIAL DEBENTURE IS OUTSTANDING OR THERE REMAIN ANY ADDITIONAL DEBENTURES OUTSTANDING NEITHER THE BUYER NOR ANY AFFILIATE, AGENT, ASSIGNEE OR SUCCESSOR OF THE BUYER WILL, DIRECTLY OR INDIRECTLY, EFFECT ANY SHORT SALE OF THE COMMON STOCK OF COMPANY OR MANIPULATE IN ANY MANNER THE PRICE OF COMPANY'S COMMON STOCK, OR TAKE ANY OTHER ACTION THE EFFECT OF WHICH IS TO LOWER THE PRICE OF THE COMMON STOCK, OTHER THAN ACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT. IN FURTHERANCE OF THE PROHIBITION SET FORTH HEREIN, BUYER AGREES THAT UPON THE WRITTEN REQUEST OF COMPANY FROM TIME TO TIME, THAT BUYER WILL ACKNOWLEDGE IN WRITING TO COMPANY ITS COMPLIANCE WITH THIS SECTION.

                  J. BENEFICIAL OWNERSHIP LIMITATION. NOTWITHSTANDING THE PROVISIONS HEREOF OR OF THE DEBENTURES, IN NO EVENT (EXCEPT WITH RESPECT TO AN EVENT OF MANDATORY CONVERSION UPON THE MATURITY OF THE DEBENTURES) SHALL THE


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HOLDER BE ENTITLED TO CONVERT ANY DEBENTURES TO THE EXTENT AFTER SUCH
CONVERSION, THE SUM OF (1) THE NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED BY THE BUYER AND ITS AFFILIATES (OTHER THAN SHARES OF COMMON STOCK WHICH MAY BE DEEMED BENEFICIALLY OWNED THROUGH THE OWNERSHIP OF THE UNCONVERTED PORTION OF THE DEBENTURES), AND (2) THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UPON THE CONVERSION OF THE DEBENTURES WITH RESPECT TO WHICH THE DETERMINATION OF THIS PROVISO IS BEING MADE, WOULD RESULT IN BENEFICIAL OWNERSHIP BY THE BUYER AND ITS AFFILIATES OF MORE THAN 4.99% OF THE OUTSTANDING SHARES OF COMMON STOCK. FOR PURPOSES OF THE PROVISO TO THE IMMEDIATELY PRECEDING SENTENCE, BENEFICIAL OWNERSHIP SHALL BE DETERMINED IN ACCORDANCE WITH SECTION 13(D) OF THE 1934 ACT, EXCEPT AS OTHERWISE PROVIDED IN CLAUSE (1) OF SUCH PROVISO.

                  K. REPORTING COMPANY STATUS. IF THE BUYER IS AN ENTITY, THE BUYER IS A DULY ORGANIZED, VALIDLY EXISTING AND IN GOOD STANDING UNDER THE LAWS OF THE STATE OF, AND HAS THE REQUISITE POWER TO OWN ITS PROPERTIES AND TO CARRY ON ITS BUSINESS AS NOW BEING CONDUCTED.

                  L. RESIDENCE. IF THE BUYER IS AN INDIVIDUAL, THE BUYER IS A BONA FIDE RESIDENT OF THE STATE OF N.C., AND MAINTAINS HIS PRINCIPAL RESIDENCE THERE OR HAS A DRIVER'S LICENSE IN THAT STATE AND IS AT LEAST EIGHTEEN (18) YEARS OF AGE.

                  M. SECURITIES PURCHASE AGREEMENT; REGISTRATION RIGHTS AGREEMENT. THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT, THE FORM OF WHICH IS ATTACHED HERETO AS ANNEX III (THE "REGISTRATION RIGHTS AGREEMENT"), AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, HAVE BEEN DULY AND VALIDLY AUTHORIZED BY THE BUYER; THIS AGREEMENT HAS BEEN DULY EXECUTED AND DELIVERED BY THE BUYER AND THIS AGREEMENT IS, AND THE REGISTRATION RIGHTS AGREEMENT, WHEN EXECUTED AND DELIVERED BY THE BUYER, WILL BE, VALID AND BINDING AGREEMENTS OF THE BUYER ENFORCEABLE IN ACCORDANCE WITH THEIR RESPECTIVE TERMS, SUBJECT AS TO ENFORCEABILITY TO GENERAL PRINCIPLES OF EQUITY AND TO BANKRUPTCY, INSOLVENCY, MORATORIUM, AND OTHER SIMILAR LAWS AFFECTING THE ENFORCEMENT OF CREDITORS' RIGHTS GENERALLY.

                  N. NON-CONTRAVENTION. THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT BY THE BUYER, AND THE CONSUMMATION BY THE BUYER

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OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND, THE REGISTRATION RIGHTS
AGREEMENT DO NOT AND WILL NOT CONFLICT WITH OR RESULT IN A BREACH BY THE BUYER OF ANY OF THE TERMS OR PROVISIONS OFTHE BUYER, OR CONSTITUTE A DEFAULT UNDER (I) THE ARTICLES OF AUTHORITY OR BY-LAWS OF THE BUYER, EACH AS CURRENTLY IN EFFECT,
(II) ANY INDENTURE, MORTGAGE, DEED OF TRUST, OR OTHER MATERIAL AGREEMENT OR INSTRUMENT TO WHICH THE BUYER IS A PARTY OR BY WHICH IT OR ANY OF ITS PROPERTIES OR ASSETS ARE BOUND, INCLUDING ANY LISTING AGREEMENT FOR THE COMMON STOCK EXCEPT AS HEREIN SET FORTH, (III) ANY EXISTING APPLICABLE LAW, RULE, OR REGULATION OR ANY APPLICABLE DECREE, JUDGMENT, OR ORDER OF ANY COURT, UNITED STATES FEDERAL OR STATE REGULATORY BODY, ADMINISTRATIVE AGENCY, OR OTHER GOVERNMENTAL BODY HAVING JURISDICTION OVER THE BUYER OR ANY OF ITS PROPERTIES OR ASSETS, EXCEPT SUCH CONFLICT, BREACH OR DEFAULT WHICH WOULD NOT HAVE A MATERIAL ADVERSE EFFECT ON THE TRANSACTIONS CONTEMPLATED HEREIN.

                  O. APPROVALS. NO AUTHORIZATION, APPROVAL OR CONSENT OF ANY COURT, GOVERNMENTAL BODY, REGULATORY AGENCY, SELF-REGULATORY ORGANIZATION, OR STOCK EXCHANGE OR MARKET OR THE STOCKHOLDERS OF THE BUYER IS REQUIRED TO BE OBTAINED BY THE BUYER FOR THE PURCHASE OF THE SECURITIES FROM THE COMPANY AS CONTEMPLATED BY THIS AGREEMENT, EXCEPT SUCH AUTHORIZATIONS, APPROVALS AND CONSENTS THAT HAVE BEEN OBTAINED.

                  3.     COMPANY REPRESENTATIONS, ETC.

                  The Company represents and warrants to the Buyer that:

                  a. Concerning the Shares. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Debentures or the Shares.
                  b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary other than those jurisdictions in which the failure to so qualify would not have a material and adverse effect on the business, operations, properties, prospects or condition (financial or otherwise) of the Company. The Company's Common Stock is listed and traded on the Over the Counter market.

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                  c.     Authorized Shares. The Company has authorized
25,000,000 shares and issued and outstanding 5,356,690 shares and has reserved for various stock plans and earn-outs 3,538,861 shares. As of the Closing Date, the Company has sufficient remaining authorized, unissued and unreserved shares as may be reasonably necessary as of the Closing Date to effect the conversion of the Debentures or to issue the Warrant Shares. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures or upon the exercise of the Warrants, will in the absence of fraud be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

                  d. Securities Purchase Agreement; Registration Rights Agreement. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex III (the "Registration Rights Agreement"), and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the transactions contemplated herein.

                  f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained or that may be needed to increase the authorized shares of Company.

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                  g.     SEC Filings. None of the Company's SEC Documents
contained, at the time they were filed, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading.

                  h. Absence of Certain Changes. Since September 30, 1999, there has been no material adverse change and no material adverse development in the business, properties, operations, financial condition, or results of operations of the Company, except as disclosed in the documents referred to the Company's SEC Documents.

                  i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally, and other than facts disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, properties or assets of the Company or (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or the other agreements and instruments contemplated hereby (collectively, including this Agreement, the "Transaction Agreements").

                  j. Absence of Litigation. Except as set forth in the Company's SEC Documents, which the Buyer has reviewed, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company or any of its subsidiaries, threatened against or affecting the Company or any of its subsidiaries, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business, condition (financial or otherwise), results of operations or prospects of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements

                  k. Absence of Events of Default. No Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

                  l. No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

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                  m.     Prior Issues. During the twelve (12) months preceding
the date hereof, the Company has not issued any convertible securities.

                  n. Dilution. The number of Shares issuable upon conversion of the Debentures may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion. The Company's executive officers and directors have studied and fully understand the nature of other securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. Absent a breach of Buyer's representations, warranties and/or covenants herein contained, the Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures to the extent of the authorized, unissued and unreserved shares of Company Common Stock as of the Closing Date is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

                  4.     CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

                  a. Transfer Restrictions. The Buyer acknowledges that (1) the Debentures have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

                  b. For as long as the Initial Debenture is outstanding or there remain any Additional Debentures outstanding neither the Buyer nor any affiliate, agent, assignee or successor of the Buyer will, directly or indirectly, effect any short sale of the Common Stock of Company or manipulate in any manner the price of Company's Common Stock, or take any other action the effect of which is to lower the

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price of the Common Stock, other than actions contemplated by this Agreement and the Registration Rights Agreement. In furtherance of the prohibition set forth herein, Buyer agrees that upon the written request of Company from time to time, that Buyer will acknowledge in writing to Company its compliance with this Section.

                  c. Restrictive Legend. The Buyer acknowledges and agrees that the Debentures, and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective registration statement ("Registration Statement"), the Debentures and the Shares issued to the Buyer upon conversion of the Debentures shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the Debentures and such Shares):

                  THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

                  d. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement, in substantially the form attached hereto as Annex III (the "Registration Rights Agreement"), on or before the Closing Date (as defined below).

                  e. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Debentures to the Buyer under any United States federal, state and local laws and regulations, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.


                  f. Reporting Status. So long as the Buyer beneficially owns any of the Debentures, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

                  g. Use of Proceeds. The Company will use the proceeds from the sale of the Debentures (excluding amounts paid by the Company for legal fees) for repayment of debts and internal working capital purposes.

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                  h.     Available Shares. Subject to the number of shares
currently authorized, issued and reserved as set forth below, the Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock reasonably necessary to yield the number of shares of Common Stock issuable (i) at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Debentures and (ii) upon exercises as may be required to satisfy the exercise rights of the Buyer pursuant to and the terms and conditions of the Warrants. Buyer acknowledges that Company has 25,000,000 shares of Common Stock authorized, 5,356,690 shares of Common Stock issued and outstanding and 3,538,861 shares of Common Stock reserved for issuance under various stock plans and earn out arrangements. Buyer further acknowledges that Company cannot provide for additional authorized shares without the approval of the shareholders by majority vote in each instance.

                  i. Initial Shares. For each Debenture purchased by the Buyer, the Company agrees to issue to the Buyer on the Closing Date one (1) share of Common Stock with registration rights as provided in the Registration Rights Agreement.

                  J. Warrants. The Company agrees to issue to the Buyer on the Closing Date divisible warrants exercisable at $0.75 per warrant (the "Warrants") for the purchase of up to 250,000 shares of Common Stock. Each Warrant shall be exercisable into one share of Common Stock and shall be in the form annexed hereto as Annex IV, together with registration rights as provided in the Registration Rights Agreement.

                  5.     TRANSFER AGENT INSTRUCTIONS.

                  a. Promptly following the delivery by the Buyer of the aggregate purchase price for the Debentures in accordance with Section 1(b) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Debentures or upon exercise of the Warrant in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(c) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Debentures. The Company covenants and agrees that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with this Agreement and all agreements attached hereto and with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

                  b. (i) The Company will permit the Buyer to exercise its right to convert the Debentures by telecopying an executed and completed Notice of Conversion to the Company ("Notice of Conversion") and delivering within three (3) business days thereafter, the original Notice of Conversion and the Debentures representing the Shares to the Company by express courier, with a copy to the transfer agent.

                         (ii) The term "Conversion Date" means, with respect to
any conversion elected by the holder of the Debentures, the date specified in the Form of Debenture.

                         (iii) The Company will transmit the certificates
representing the Shares issuable upon conversion of any Debentures (together with the Debentures not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within five (5) business days after receipt and acknowledgment by chief financial officer of the Company of the original Notice of Conversion and the Debentures being converted (the "Delivery Date").

                  c. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

                  6.     DELIVERY INSTRUCTIONS.

                  The Debentures shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof, on a delivery against payment basis, on the Closing Date.

                  7. CLOSING DATE.

                  The date and time of the issuance and sale of the Debentures (the "Closing Date") shall occur no later than 12:00 Noon, New York time on March 1, 2000. The closing shall occur on such date at the offices of the Escrow Agent. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof.

                  8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL AND CONVERT.

                  The Buyer understands that the Company's obligation to sell the Debentures to the Buyer and convert the Debentures pursuant to this Agreement on the Closing Date and Conversion Date(s) is conditioned upon:

                  a. The receipt and acceptance by the Company of this Agreement (such acceptance to be evidenced by the Company's execution and delivery of this Agreement) for the sale of Fifty Thousand ($50,000) Dollars in Debentures;

                  b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the relevant Debentures in accordance with Section 1(c) hereof;

                  c. The accuracy on the relevant Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such Closing Date or Conversion Date(s), and the performance by the Buyer on or before such Closing Date or Conversion Date(s) of all covenants and agreements of the Buyer required to be performed on or before such Closing Date or Conversion Date(s); and

                  d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

                  9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

                  The Company understands that the Buyer's obligation to purchase the Debentures on the Closing Date is conditioned upon:

                  a. The receipt and acceptance by the Buyer of this Agreement (to be evidenced by the Buyer's execution and delivery of this Agreement) for the purchase of the Debentures;

                  b. Delivery by the Company to the Escrow Agent of the relevant Debentures in accordance with this Agreement;

                  c. The accuracy in all material respects on the relevant Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such Closing Date, and the performance by the Company on or before such Closing Date of all covenants and agreements of the Company required to be performed on or before such Closing Date; and

                  10.    GOVERNING LAW: MISCELLANEOUS.

                  a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Wilmington or the state courts of the State of Delaware sitting in the City of Wilmington in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

                  b. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  c. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  d. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                  e. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  f. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  g. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  h. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

                  11. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (ii) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (iii) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:                   STRATEGIC SOLUTIONS GROUP, INC.
                           1598 Whitehall Road
                           Suite E
                           Annapolis, MD 21401
                           ATTN: John J. Cadigan, CEO
                           Telecopier No.: (410)- 757-5094
                           Telephone No.: (410)- 757-2728


                           with a copy to:

                           Palmarella & Sweeney, P.C.
                           993 Old Eagle School Road
                           Suite 415
                           Wayne, PA 19087
                           Attention: Ernest D. Palmarella, Esquire

BUYER: At the address set forth on the signature page of this Agreement.

                           ESCROW AGENT:

                           Palmarella & Sweeney, P.C.
                           993 Old Eagle School Road
                           Suite 415
                           Wayne, PA 19087
                           Attention: Ernest D. Palmarella, Esquire

                  12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Debentures and the Purchase Price, and shall inure to the benefit of the Buyer and its successors and assigns.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its officers thereunto duly authorized as of the date set forth below.

AGGREGATE PURCHASE PRICE OF SUCH DEBENTURES:         $250,000
                                                      -------

                            SIGNATURES FOR ENTITIES

         IN WITNESS WHEREOF, each of the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 24th day of February, 2000.

         Risk Factors. The Buyer understands that the Securities involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Buyer has carefully considered the risks and speculative factors affecting the business of the Company prior to making any investment.

P.O. Box 2028
-------------
Blowing Rock, NC                             Thomas Stone
-----------------------------                -----------------------------------
Address                                      Printed Name of Subscriber

 Telecopier No. _____________                By: /s/ Thomas Stone
                                                 -------------------------------
                                             (Signature of Authorized Person)

                                             Thomas Stone, Private Investor
_____________________________                -----------------------------------
Jurisdiction of Incorporation                Printed Name and Title
or Organization

 As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

STRATEGIC SOLUTIONS GROUP, INC.

By:      /s/ John J. Cadigan
       -------------------------------
Title:   CEO
       -------------------------------
Date:    February 24, 2000
       -------------------------------

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